Exhibit 99.1

BARRICK AND NOVAGOLD ANNOUNCE THE APPOINTMENT OF ANDY COLE AS GENERAL MANAGER OF THE DONLIN GOLD PROJECT IN ALASKA

November 14, 2016 — Anchorage, Alaska — Barrick Gold Corporation (Barrick) and NOVAGOLD RESOURCES INC. (NOVAGOLD), the owners of Donlin Gold LLC, are pleased to announce the appointment of Andy Cole as General Manager of the Donlin Gold project in Alaska.  The owners express their sincere gratitude to Stan Foo, the outgoing General Manager, for his service and dedication to Donlin Gold during his 12-year tenure at the project.

Mr. Cole has more than 20 years of experience in permitting, building and operating major gold mines in North America. He comes to Donlin Gold from Barrick where he was most recently Executive Director, U.S.A. responsible for permitting, energy, communications, community relations and corporate social responsibility. Prior to that position, he served in a variety of senior operating roles, including General Manager of both the Goldstrike mine, one of Barrick’s largest operations, and the Ruby Hill mine, both located in Nevada. Mr. Cole is well known for his active involvement in local campus and mining education programs and serves on the advisory boards of a number of university engineering and mining programs. Mr. Cole has an engineering degree and a Master of Business Administration. As General Manager of Donlin Gold, he will be relocating to Anchorage, Alaska, and will report directly to the Board of Donlin Gold LLC, equally represented by the owners, Barrick and NOVAGOLD.

“Advancing through permitting and preparing for the development of a unique asset like Donlin Gold is a rare opportunity and I’m excited to take on this role,” said Mr. Cole. “The project has a track record of engineering excellence and a strong culture of safety, environmental stewardship and community engagement, all values that will remain constant.  We believe Donlin Gold can be a model of responsible mine development with the potential to generate meaningful benefits for our Native Corporation partners, Calista Corporation and The Kuskokwim Corporation, and communities throughout Alaska for many decades to come.”

“Andy’s extensive experience and expertise make him an ideal candidate to take this project forward, building on the progress we have made under Stan Foo’s strong leadership at Donlin Gold,” said Kelvin Dushnisky, President of Barrick. “As we advance through the permitting process, we look forward to working with NOVAGOLD and Andy’s team to optimize Donlin Gold, with a focus on maximizing the long-term value of the project for all stakeholders.”

”Congratulations to Andy Cole on his new appointment and a heartfelt thanks to Stan Foo for the direction he provided in building a solid foundation on which to advance a model project,” said Greg Lang, NOVAGOLD’s President and Chief Executive Officer. "As we move through permitting, Donlin Gold’s path up the value chain will shift toward engineering and, potentially, the development of what is arguably the most important gold project in the world today. My team and I have known and worked with Andy for years, and we can’t think of a better person to take this project through the next phases of value maximization. Andy's breadth and depth of experience and talent is well suited to unlock the potential of Donlin Gold for its owners, and continue to build on the strong partnerships we enjoy with the Native Corporations and other stakeholders.

The Path Forward

The U.S. Army Corps of Engineers (the “Corps”), Donlin Gold’s lead Federal permitting agency, is now reviewing the comment submittals received during the Donlin Gold public comment period for the draft Environmental Impact Statement (EIS) in preparation for completing the final EIS. Concurrent with these and other permitting activities, the owners are studying ways to further enhance the project’s value and lessen initial capital, such as modular construction techniques, more selective mining methods, automation of certain mining activities and additional value accretive scenarios. These studies have identified opportunities that, in combination with changes in prices of most major input costs, have the potential to increase the overall value of Donlin Gold as the owners consider updates to the project feasibility study completed in 2011.
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About the Donlin Gold Project

 Donlin Gold is one of the largest undeveloped gold deposits in the world with an estimated mine life of 27 years and an average gold grade per tonne that is more than double the gold industry average. The project’s existing gold resources sit on a three-kilometer portion of an eight-kilometer belt of known mineralization, with additional gold targets and exploration upside. As designed to its feasibility study specifications, or in the staged-development scenarios being studied by the owners, Donlin Gold has the potential to be one of the largest gold-producing mines in the industry. The project is located in Alaska, the second largest gold-producing state in the U.S., and enjoys strong support from its native corporation partners, as well as from the state government and its representatives.

Barrick Contacts:
INVESTOR CONTACT:
Daniel Oh
Senior Vice President Investor Engagement & Governance
Telephone: +1 416 307-7474
Email: doh@barrick.com

MEDIA CONTACT:
Andy Lloyd
Senior Vice President, Communications
Telephone: +1 416 307-7414
Email: alloyd@barrick.com

Toll Free: 1-800-720-7415
www.barrick.com
NOVAGOLD Contacts:
Mélanie Hennessey
Vice President, Corporate Communications
Telephone: +1 604 630 3567
Email: melanie.hennessey@novagold.com
Erin O’Toole
Senior Stakeholder Relations Specialist
Telephone: +1 604 638 0638
Email: erin.otoole@novagold.com
Toll Free: 1-866-669-6227
www.novagold.com
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CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain information contained in this press release, including any information as to our strategy, projects, plans or future financial or operating performance constitutes "forward-looking statements". All statements, other than statements of historical fact, are forward-looking statements. The words "expect", "will", "potential", "estimate", "indicate", "can" and similar expressions identify forward-looking statements. In particular, this press release contains forward-looking statements with respect to timing of the EIS, mine life and free cash flow predictions, benefits of project to stakeholders, and potential impacts of possible project design changes. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable in light of management's experience and perception of current conditions and expected developments, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the spot and forward price of gold or certain other commodities (such as  diesel fuel, natural gas and electricity); changes in mineral production performance, exploitation and exploration successes; diminishing quantities or grades of reserves; operating or technical difficulties in connection with mining or development activities, including disruptions in the maintenance or provision of required infrastructure and information technology systems; increased costs, delays, suspensions and technical challenges associated with the construction of capital projects; the speculative nature of mineral exploration and development; failure to comply with environmental and health and safety laws and regulations; timing of receipt of, or failure to comply with, necessary permits and approvals; the impact of inflation; fluctuations in the currency markets; changes in U.S. dollar interest rates; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States; damage to the company’s reputation due to the actual or perceived occurrence of any number of events, including negative publicity with respect to the company’s handling of environmental matters or dealings with community groups, whether true or not; risk of loss due to acts of war, terrorism, sabotage and civil disturbances; litigation; contests over title to properties, particularly title to undeveloped properties, or over access to water, power and other required infrastructure; employee relations; increased costs and risks related to the potential impact of climate change and the availability and increased costs associated with mining inputs and labor. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion or gold concentrate losses (and the risk of inadequate insurance, or inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.
Readers are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to the most recent Form 40-F/Annual Information Form for each of Barrick and NOVAGOLD on file with the SEC and Canadian provincial securities regulatory authorities for a discussion of some of the factors underlying forward-looking statements. Barrick and NOVAGOLD each disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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